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                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                              LBI HOLDINGS II, INC.

                                      Name

                      One: The name of the corporation is:

                              LBI Holdings II, Inc.

                                     Purpose

     Two: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                Agent for Service

     Three: The name and address of the corporation's initial agent for service of process are:

                               Lenard D. Liberman

                            5724 Hollywood Boulevard

                           Hollywood, California 90028

                                Authorized Shares

     Four: The total number of shares of all classes of stock which the corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock, par value $.01 per share.

                      Limitation on Liability of Directors
                        and Authority to Indemnify Agents

     Five: The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in
Section 204 of the California Corporations Code.

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     The undersigned declares that the undersigned has executed these Articles of Incorporation and that this instrument is the act and deed of the undersigned.

DATED:  November 13, 1997         /s/ Regina Braman
                                ----------------------------
                                  Regina Braman

                                       2

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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             LBI HOLDINGS II, INC.,
                            a California corporation

          Jose Liberman and Lenard D. Liberman certify that:

          1. They are the duly elected and acting President and Secretary, respectively, of LBI Holdings II, Inc., a California corporation (this "Corporation").

          2. Article 1 of the Articles of Incorporation of this Corporation shall be amended in its entirety to read as follows:

             "1.       The name of this corporation is LBI Media, Inc."

          3. The foregoing amendment has been approved by the Board of Directors of this Corporation.

          4. The foregoing amendment was approved by the required vote of the shareholders of this Corporation in accordance with Section 902 of the California General Corporation Law. The total number of outstanding shares of this Corporation is 100. The number of shares voting in favor of the amendment equaled 100% of the outstanding shares.

          We further declare under penalty of perjury under the laws of the State of California that the matters set out in this Certificate of Amendment are true and correct of our own knowledge.

          IN WITNESS WHEREOF, the undersigned have executed this Certificate on July 2, 2002.

                                      /s/ Jose Liberman
                                      -----------------------------
                                      Jose Liberman, President

                                      /s/ Lenard D. Liberman
                                      -----------------------------
                                      Lenard D. Liberman, Secretary